                                                                     Exhibit 11


               HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (in thousands, except per share data)


                                    PRIMARY

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                    1997                 1996
                                                    ----                 ----

Net income................................        $10,017              $ 8,317
                                                  =======              =======

Shares used in net earnings per
   share computations......................        38,734               38,289
                                                  =======              =======

Earnings per share........................        $   .26              $   .22
                                                  =======              =======


      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                   1997                  1996
                                                   ----                  ----

Average outstanding common shares.........         37,131               36,773
Average common equivalent shares --
   dilutive effect of option shares........         1,603                1,516
                                                   ------              -------
Shares used in net earnings
   per share computations..................        38,734               38,289
                                                   ======              =======


                                 FULLY DILUTED

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                    1997                  1996
                                                    ----                  ----

Net income................................         $10,017              $ 8,317
                                                   =======              =======

Shares used in net earnings
   per share computations..................         38,811               38,288
                                                   =======              =======

Earnings per share........................         $   .26              $   .22
                                                   =======              =======


      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                    1997                  1996
                                                    ----                  ----

Average outstanding common shares.........          37,131               36,773
Average common equivalent shares --
   dilutive effect of option shares........          1,680                1,515
                                                   -------               ------
Shares used in net earnings
   per share computations..................         38,811               38,288
                                                   =======               ======